UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 1, 2025

CROSSFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Kansas	001-39028	26-3212879
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11440 Tomahawk Creek Parkway, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 901-4516

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on March 1, 2025 of the merger (the “Merger”) of CrossFirst Bankshares, Inc., a Kansas corporation (“CrossFirst”), with and into First Busey Corporation, a Nevada corporation (“Busey”), with Busey as the surviving corporation in the Merger, pursuant to the Agreement and Plan of Merger, dated as of August 26, 2024 (the “Merger Agreement”), by and between CrossFirst and Busey.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 1, 2025, CrossFirst completed its previously announced merger with Busey, pursuant to the Merger Agreement. At the closing of the Merger, CrossFirst merged with and into Busey with Busey continuing as the surviving corporation. Upon the closing of the Merger, the separate existence of CrossFirst ceased.

The Merger Agreement further provides that at a date and time following the Merger as determined by Busey, CrossFirst Bank, a Kansas state-chartered bank and a wholly owned subsidiary of CrossFirst, will merge with and into Busey Bank, an Illinois state-chartered bank and a wholly owned subsidiary of Busey, with Busey Bank as the surviving bank (the “Bank Merger”). The Bank Merger is expected to close on June 20, 2025.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of CrossFirst (“CrossFirst Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by CrossFirst or Busey, was converted into the right to receive 0.6675 of a share (the “Exchange Ratio”) of common stock, par value $0.001 per share, of Busey (“Busey Common Stock”). Holders of CrossFirst Common Stock will receive cash in lieu of fractional shares of Busey Common Stock.

At the Effective Time, each share of Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of CrossFirst (“CrossFirst Preferred Stock”) outstanding immediately prior to the Effective Time was converted into the right to receive one share of a newly created series of preferred stock of Busey (“New Busey Preferred Stock”).

Treatment of CrossFirst’s Equity Awards

Each CrossFirst restricted stock award held by a CrossFirst non-employee director and each deferred share of CrossFirst Common Stock that is credited to a director participant’s account under the CrossFirst 2018 Directors’ Deferred Fee Plan, in each case outstanding as of immediately prior to the Effective Time, was converted into the right to receive shares of Busey Common Stock based on the Exchange Ratio. Each CrossFirst time-based restricted stock unit award (the “CrossFirst RSUs”) outstanding immediately prior to the Effective Time was converted into a time-based restricted stock unit in respect of Busey Common Stock (a “Busey RSU”) based on the Exchange Ratio (rounded to the nearest whole share), subject to the same terms and conditions as were applicable to the CrossFirst RSUs prior to the Effective Time, and each CrossFirst performance-based restricted stock unit award (the “CrossFirst PSUs”) was converted into a time-based Busey RSU based on the Exchange Ratio, subject to the same terms and conditions as were applicable to the CrossFirst PSUs prior to the Effective Time, assuming the achievement of the applicable performance goals based on, for the CrossFirst PSUs granted in 2023, actual performance through December 31, 2024 and, for the CrossFirst PSUs granted in 2024, target performance (rounded to the nearest whole share). Each CrossFirst stock-settled stock appreciation right (the “CrossFirst SARs”) outstanding immediately prior to the Effective Time was converted into a stock appreciation right in respect of Busey Common Stock based on the Exchange Ratio (rounded down to the nearest whole share), generally subject to the same terms and conditions as were applicable to the CrossFirst SAR prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, CrossFirst no longer fulfills the listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”). On February 28, 2025, CrossFirst notified NASDAQ of the impending consummation of the Merger and that trading in CrossFirst Common Stock should be suspended and the listing of CrossFirst Common Stock should be removed, and requested that NASDAQ (i) withdraw CrossFirst Common Stock from listing on NASDAQ and (ii) file with the Securities and Exchange Commission (the “SEC”) on Form 25 a notification of delisting of CrossFirst Common Stock and deregistration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), in each case after the end of regular trading hours on NASDAQ on February 28, 2025. As a result, CrossFirst Common Stock is no longer listed on NASDAQ.

Busey, as successor to CrossFirst, intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of registration of CrossFirst Common Stock under Section 12(g) of the Exchange Act and the suspension of CrossFirst’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable after the Effective Time.

Item 3.03.	Material Modifications to Rights of Security Holders.

As of the Effective Time, each holder of a certificate or book-entry share representing any shares of CrossFirst Common Stock or CrossFirst Preferred Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the merger consideration in accordance with the Merger Agreement.

The information set forth under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of the Registrant.

On March 1, 2025, CrossFirst merged with and into Busey pursuant to the Merger Agreement, with Busey continuing as the surviving corporation.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

At the Effective Time, as a result of the Merger, CrossFirst ceased to exist as a separate entity and CrossFirst’s directors and executive officers ceased serving as directors and executive officers of CrossFirst.

Officers

At the Effective Time, Michael J. Maddox, the President and Chief Executive Officer of CrossFirst prior to the Effective Time, was appointed Executive Vice Chairman of the Busey board of directors and as the President of Busey reporting to the Chief Executive Officer of Busey, and as the Chief Executive Officer and President of Busey Bank, reporting to the Executive Chairman of the Busey Bank board of directors. In addition, at the Effective Time, Amy J. Fauss, the Chief Operating Officer of CrossFirst prior to the Effective Time, was appointed Chief Information and Technology Officer of Busey and Busey Bank.

Directors

In accordance with the Merger Agreement and the Bylaw Amendment (as defined in Item 5.03 below), as of the Effective Time, the number of directors that comprise the full board of directors of Busey was increased to thirteen (13), of which (i) eight (8) were directors of Busey or Busey Bank immediately prior to the Effective Time, including Van A. Dukeman and such other directors as determined by Busey, and (ii) five (5) were directors of CrossFirst immediately prior to the Effective Time (the “CrossFirst Designated Directors”), including Michael J. Maddox and Rodney K. Brenneman and such other directors as determined by CrossFirst.

The five (5) CrossFirst Designated Directors that were appointed by the Busey board of directors to fill the vacancies resulting from the resignations of four (4) members of the Busey board of directors and the increase in the size of the Busey board of directors to thirteen (13) as of the Effective Time, in each case effective from and after the Effective Time, are as follows: Michael J. Maddox, Rodney K. Brenneman, Steven W. Caple, Jennifer M. Grigsby and Kevin S. Rauckman (collectively, the “New Directors”).

Other than as set forth in the Merger Agreement, and in the case of Mr. Maddox, pursuant to the terms of his employment arrangements, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Articles of Incorporation, as amended, and the Bylaws of CrossFirst ceased to be in effect by operation of law.

The organizational documents of Busey (as successor to CrossFirst by operation of law) as of the Effective Time are (i) the Amended and Restated Articles of Incorporation, together with: (a) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (b) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (c) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; (d) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015; (e) the Certificate of Amendment to Articles of Incorporation, dated May 22, 2020; and (f) the Certificate of Amendment and the Certificate of Designation to fix the designation, preferences, limitations and relative rights of the New Busey Preferred Stock to be filed with the Nevada Secretary of State as contemplated in the Merger Agreement, and (ii) the Second Amended and Restated Bylaws in effect immediately prior to the Effective Time as amended to provide for certain arrangements related to the board of directors of Busey and the board of directors of Busey Bank (such amendment, the “Bylaw Amendment”) as contemplated by the Merger Agreement.

A copy of the Amended and Restated Articles of Incorporation of Busey and the Certificate of Amendment and Certificate of Designation to the Amended and Restated Articles of Incorporation are filed as Exhibits 3.1 (as further amended by the amendment filed as Exhibit 3.2 hereto), 3.3 and 3.6, respectively, of this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Second Amended and Restated Bylaws and the Bylaws Amendment to the Amended and Restated Bylaws of Busey are filed as Exhibits 3.4 and 3.5, respectively, of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 26, 2024, by and between First Busey Corporation and CrossFirst Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to First Busey Corporation’s Current Report on Form 8-K filed on August 27, 2024)

3.1	Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (1) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (2) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (3) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (4) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (incorporated by reference to Exhibit 3.1 to First Busey Corporation’s Quarterly Report on Form 10-Q filed on November 6, 2015)

3.2	Certificate of Amendment to Articles of Incorporation of First Busey Corporation, dated May 22, 2020 (incorporated by reference to Exhibit 4.2 to First Busey Corporation’s Registration Statement on Form S-8 filed on May 29, 2020)

3.3	Certificate of Amendment to Articles of Incorporation of First Busey Corporation, dated February 27, 2025*

3.4	Second Amended and Restated By-Laws of First Busey Corporation (incorporated by reference to Exhibit 3.1 to First Busey Corporation’s Current Report on Form 8-K filed on December 7, 2023)

3.5	Amendment to the Second Amended and Restated By-laws of First Busey Corporation*

3.6	Certificate of Designation of Series A Non-Cumulative Perpetual Preferred Stock of First Busey Corporation*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSEY CORPORATION
As successor by merger to CrossFirst Bankshares, Inc.

Date:	March 3, 2025	By:	/s/ Scott A. Phillips
Scott A. Phillips Interim Chief Financial Officer, Executive Vice President & Chief Accounting Officer